BY-LAW NO. 1


     A by-law relating generally to the transaction of the business and affairs of Worldwide Fiber Inc. (hereinafter referred to as the "Corporation").

                                    CONTENTS


      ONE               -        Interpretation

      TWO               -        General

      THREE             -        Borrowing and Securities

      FOUR              -        Directors

      FIVE              -        Meetings of Directors

      SIX               -        Committees

      SEVEN             -        Officers

      EIGHT             -        Protection of Directors, Officers and Others

      NINE              -        Interest of Directors in Contracts

      TEN               -        Shares

      ELEVEN            -        Dividends and Rights

      TWELVE            -        Meetings of Shareholders

      THIRTEEN          -        Notices

      FOURTEEN          -        Effective Date


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BE IT ENACTED as a by-law of the Corporation as follows:


                                   Section One

                                 INTERPRETATION


     1.01 Definitions. In the by-laws of the Corporation, unless the context otherwise requires:

     "Act" means the Canada Business Corporations Act as amended or re-enacted from time to time;

     "appoint" includes "elect" and vice versa;

     "articles" means the articles attached to the certificate of incorporation of the Corporation as from time to time amended or restated;

     "board" means the board of directors of the Corporation;

     "by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

     "cheque" includes a draft;

     "financial investors" means, collectively, each of the following: DWF SRL, a Barbados Company; GS Capital Partners III, L.P., a Delaware limited partnership, together with GSCP3 WWF (Barbados) SRL and WWF (Barbados) SRL, each of which is an affiliate of the Goldman Sachs Group, Inc., and; Providence Equity Fiber, L.P., a Delaware limited partnership;

     "investor designees" means, collectively, those members of the board nominated by each of the following: DWF SRL, a Barbados Company; GS Capital Partners III, L.P., a Delaware limited partnership; Providence Equity Fiber, L.P., a Delaware limited partnership, and; Tyco Group S.A.R.L., a Luxembourg corporation;

     "meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders;

     "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada) as amended or re-enacted from time to time;


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     "recorded address" means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation;

     "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by or pursuant to
Section 2.05;

     "senior officer" means any of the individuals, numbering at least five, who hold any of the following positions, or their functional equivalents irrespective of actual title held in the Corporation: chairman, vice-chairman, chief executive officer, president, chief financial officer, chief operating officer and executive vice president;

     "special business" transacted or to be transacted at a special meeting of shareholders means all business transacted or to be transacted at such special meeting and "special business" transacted or to be transacted at an annual meeting of shareholders means all business transacted or to be transacted at such annual meeting, except consideration of the financial statements and the report of the auditors thereon, the election of directors and reappointment of the incumbent auditor;

     "special meeting of shareholders" includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders; and

     "Worldwide Fiber Holdings" means Worldwide Fiber Holdings Ltd., an Alberta corporation.

     1.02 Interpretation. Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein. Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing a person include an individual, partnership, association, body corporate, trustee, executor, administrator, and legal representative. Wherever reference is made in this or any other by-law or in any special resolution of the Corporation to any statute or section thereof, such reference shall be deemed to extend and refer to any amendment to or re-enactment of such statute or section, as the case may be.

     1.03 Headings. The headings herein are inserted for convenience of reference only and shall not affect the construction or interpretation of the provisions hereof.



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                                   Section Two

                                     GENERAL


     2.01 Registered Office. The board may change the address of the registered office of the Corporation within the place specified in the articles as the place in which the registered office of the Corporation is to be situated.

     2.02 Corporate Seal. The Corporation may have a corporate seal, which may from time to time be changed by the board.

     2.03 Financial Year. The board may fix the financial year of the Corporation and may, from time to time, change the financial year of the Corporation.

     2.04 Banking Arrangements. The banking business of the Corporation, or any part thereof, shall be transacted with such banks, trust companies or other persons as the board may appoint from time to time and all such banking business, or any part thereof, shall be transacted on the Corporation's behalf by such one or more officers or other persons and to such extent as the board may from time to time determine.

     2.05 Execution of Documents.

     (a) The board may from time to time determine which directors, officers or other persons may sign in writing any contracts, and in the absence of any such determination by the board any two directors or officers of the corporation may sign in writing any contracts, documents or other instruments requiring execution by the Corporation. The board may establish any procedures as it deems necessary to determine how such contracts, documents or other instruments are to be approved prior to execution as provided for herein. Notwithstanding the foregoing, the board may from time to time by resolution appoint any director or directors, officer or officers or any other person or persons on behalf of the Corporation either to sign contracts, documents or other instruments in writing generally or to sign a specific contract, document of other instrument in writing.

     (b) Subject to the board resolving otherwise, any person who executes a contract, document or other instrument on behalf of the Corporation as provided for in section 2.05(a), or the solicitor for the Corporation, may affix the seal, if any, of the Corporation to any contract, document or instrument in writing which has been executed in accordance with section 2.05(a) and may certify a copy of a resolution, by-law, contract, document or instrument in writing of the Corporation to be a true copy thereof.


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     (c) The term "contract, document or other instrument in writing" as used herein shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money, conveyances, transfers and assignments of shares, instruments of proxy, stocks, bonds, debentures or other securities and all paper writings.

     (d) Subject to the provisions of section 10.03 hereof, the signature of any person executing a contract, document or other instrument on behalf of the Corporation, may if specifically authorized by the board, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or other instruments in writing or bonds, debentures or other securities of the Corporation on which the signature or signatures of any of the foregoing officers or persons shall be so reproduced, by authorization by the board, shall be deemed to have been manually signed by such officers or persons whose signature or signatures is or are so reproduced and shall be as valid as if they had been signed manually and notwithstanding that the officers or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or other instruments in writing or bonds, debentures or other securities of the Corporation.

     2.06 Voting Rights in Other Bodies Corporate. The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments shall be in favour of such persons as may be determined by the officers executing or arranging for the same. In addition, the board may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.


                                  Section Three

                            BORROWING AND SECURITIES


     3.01 Borrowing Power. Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the articles, the board may from time to time on behalf of the Corporation:

     (a) borrow money upon the credit of the Corporation;


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     (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

     (c) to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

     (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

     Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.


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     3.02 Terms of Issuance of Debt Obligations. Any bonds, debentures or other debt obligations of the Corporation may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at meetings of shareholders, appointment of directors or otherwise and may by their terms be assignable free from any equities between the Corporation and the person to whom they were issued or any subsequent holder thereof, all as the directors may determine.


                                  Section Four

                                    DIRECTORS


     4.01 General. The board shall manage the business and affairs of the Corporation.

     4.02 Qualification. A majority of the directors on the board and any committees of the board shall be Canadian citizens ordinarily resident in Canada.

     4.03 Number. The maximum number of members of the board shall be twelve
(12) directors.

     4.04 Quorum of Directors. Subject to Section 4.05, a quorum for meetings of the board shall be nine (9) persons present of which three shall be investor designees; provided, however, that at all times a majority of directors present must be Canadian citizens ordinarily resident in Canada.

     4.05 Quorum and Adjournments. If at a meeting of directors a quorum is not present, the directors may adjourn the meeting to a fixed time and place (provided they shall give written notice of such time and place to each director not in attendance). At the meeting immediately following the adjourned meeting, the directors present at such meeting shall constitute a quorum; provided, however, that unless a full quorum is present as provided in section 4.04, the directors present at such meeting may not transact any business except as specifically set forth in the notice of meeting.

     4.06 Election and Term. The election of directors shall take place at each annual meeting of shareholders and all the directors then in office whose terms have expired shall retire but, if qualified, shall be eligible for re-election. Each director will hold office until his or her death or resignation or until his or her successor shall have been duly elected and qualified.


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     4.07 Resignation. A director may resign his office as a director by sending to the Corporation his written resignation, which resignation shall become effective at the later of the time such resignation is sent to the Corporation or the time (if any) specified in such resignation.


                                  Section Five

                              MEETINGS OF DIRECTORS


     5.01 Calling of Meetings. Meetings of the board shall be held from time to time at such time and at such place as the chairman of the board, the president, a vice-president or any two directors may determine and the secretary shall give notice of meetings when directed by the person or persons calling such meeting.

     5.02 Canadian Majority. Unless otherwise provided for in the Act, the directors shall not transact business at a meeting of directors or any committee thereof unless a majority of directors present are resident Canadians.

     5.03 Notice of Meetings.

     (a) Notice of the time and place of any meeting of the board, including adjourned meetings, shall be given in accordance with the terms of Section Thirteen hereof to each director not less that 48 hours (excluding non-business days) before the meeting is to take place.

     (b) A meeting of the board may be held at any time without formal notice if all the directors, in any manner, waive notice or signify their consent to the meeting being held without formal notice. Notice of any meeting or any irregularity in any meeting or in the notice thereof may be waived by any director either before or after such meeting. Attendance of a director at a meeting of directors is a waiver of notice of the meeting except where the director attends the meeting for the express purpose of objecting to the manner in which the meeting was called.

     (c) A notice of a meeting of the board shall specify the purpose or the business to be transacted at the meeting.

     5.04 Regular Meetings. The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, and no other notice shall be required for any


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such regular meeting except where the Act requires the purpose of or the business to be transacted at the meeting to be specified.

     5.05 First Meeting of New Board. Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

     5.06 Meetings by Conference Call. A director may participate in a meeting of the board or of any committee of the directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other. A director participating in a meeting in accordance with this paragraph shall be deemed to be present at the meeting, shall be counted in the quorum and shall be entitled to speak and vote.

     5.07 Chairman. The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board or president. If no such officer is present, the directors present shall choose one of their number to be chairman.

     5.08 Votes To Govern. At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the Chairman of the meeting shall be entitled to a second or casting vote.

     5.09 Expenses. Directors shall be entitled to be paid all reasonable travel expenses and other out-of-pocket disbursements incurred by them to attend meetings of the board, meetings of any board of directors of a subsidiary, or meetings of any committees thereof.


                                   Section Six

                                   COMMITTEES


     6.01 Committees of the Board. The board may appoint from their number one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of the board has no authority to exercise. A majority of the members of any such committee shall be citizens ordinarily resident in Canada.

     6.02 Advisory Bodies. The board may from time to time appoint such advisory bodies as it may deem advisable.


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     6.03 Provisions Applicable. The following provisions shall apply to any committees and advisory bodies appointed by the board:

     (a) unless otherwise provided for by the board, each member of a committee shall continue to be a member thereof until the expiration of his term of office as a director;

     (b) the meetings and proceedings of committees and advisory bodies shall be governed by the provisions of the by-laws of the Corporation for regulating the meetings and proceedings of the directors so far as the same are applicable thereto and are not superseded by any regulations or restrictions made or imposed by the board pursuant to the foregoing provisions hereof; and

     (c) unless otherwise provided for by the board, meetings of committees and advisory bodies may be convened by the direction of any member thereof.

     6.04 Nominating Committee. The board shall establish a nominating committee comprised of five (5) directors, two (2) of whom shall be designated by the financial investors as long as designees of any of the financial investors continue to serve on the board, and three (3) of whom shall be designated by Worldwide Fiber Holdings and shall ordinarily be resident Canadians, which committee shall have the exclusive authority to make nominations with respect to hiring senior officers of the corporation.

     6.05 Compensation Committee. The board shall establish a compensation committee comprised of five (5) directors, two (2) of whom shall be designated by the financial investors as long as designees of any of the financial investors continue to serve on the board, and three (3) of whom shall be designated by Worldwide Fiber Holdings and shall ordinarily be resident Canadians, which committee shall have the exclusive authority to make recommendations to the board with respect to all aspects of compensation and other benefits, including stock options or other equity based compensation, of senior officers of the corporation.


                                  Section Seven

                                    OFFICERS


     7.01 Appointing Officers. The board shall have the sole and absolute authority to elect, appoint and hire any senior officers. Each senior officer shall be elected or appointed by the board only from nomination lists prepared and approved by the nominating committee.



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                                  Section Eight

                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS


     8.01 Limitation of Liability. Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer, or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgement or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof. So long as he is not in breach of any applicable statute, no person referred to in this paragraph shall be liable for any damage, loss, cost or liability sustained or incurred by the Corporation.

     8.02 Indemnity. Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation of such body corporate, if:

     (a) he acted honestly and in good faith with a view to the best interests of the Corporation; or

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.


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     The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

     8.03 Indemnification in Derivative Actions. Subject to the Act, the Corporation shall with the approval of a court indemnify a person referred to in section 8.02 in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfils the conditions set out in sections 8.02(a) and (b).

     8.04 Indemnity as of Right. Subject to the Act, a person referred to in section 8.02 is entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if the person seeking indemnity:

     (a) was substantially successful on the merits in his defence of the action or proceeding, and

     (b) fulfils the conditions set out in sections 8.02(a) and (b).

     8.05 Insurance. Subject to the Act, the Corporation shall purchase and maintain insurance for the benefit of any person referred to in section 8.02 against any liability incurred by him in his capacity as a director or officer of the Corporation or of another body corporate where he acts or acted in that capacity at the Corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.


                                  Section Nine

                       INTEREST OF DIRECTORS IN CONTRACTS


     9.01 Disclosure of Interest of Director or Officer. A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall in accordance with the Act disclose in writing to the Corporation or request to have entered in the minutes of a directors' meeting the nature and extent of his interest. A director so inter-


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ested shall not vote on or sign any resolution to approve such contract unless permitted to do so by the Act. A general notice to the board by a director or officer that he is a director or officer of or has a material interest in a person and is to be regarded as interested in any contract made with that person is a sufficient declaration of interest in relation to any contract so made.

     9.02 Effect of Such Contracts. A material contract is neither void nor voidable by reason only that one or more of the directors or officers has a material interest therein as aforesaid, or that an interested director is present at or is included in constituting the quorum at a meeting of directors that authorized the contract, if the director or officer disclosed his interest in the manner referred to above and the contract was approved by the directors or shareholders and was reasonable and fair to the Corporation at the time it was approved.


                                   Section Ten

                                     SHARES


     10.01 Issuance of Shares. Subject to the provisions of the Act and the articles, the board may from time to time issue or otherwise dispose of shares of the Corporation, or grant options to purchase or otherwise deal in the whole or any part of the authorized but unissued shares of the Corporation, at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid for as provided by the Act.

     10.02 Commissions. The board may from time to time authorize the Corporation to pay reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

     10.03 Share Certificates. Every shareholder is entitled to a share certificate or a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number, class and series designation, if any, of shares held by him as appearing in the records of the Corporation. Share certificates shall be in such form or forms as the board shall from time to time approve and, unless otherwise ordered by the board, shall be signed in accordance with section 2.05 manually or as hereinafter provided, and need not be under the corporate seal. Certificates representing shares in respect of which a transfer agent has been ap-


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pointed shall not be valid unless countersigned by or on behalf of such transfer agent. The corporate seal of the Corporation and the signature of one of the signing officers, or in the case of share certificates representing shares in respect of which a transfer agent has been appointed, the signatures of both signing officers, may be mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall bind the Corporation.
Share certificates executed as aforesaid shall be valid notwithstanding that one or both of the officers whose signature (whether manual or facsimile) appears thereon no longer holds office at the date of issue or delivery of the certificate.

     10.04 Transfer Agent. The board may from time to time appoint or remove one or more registrars and transfer agents to keep the securities register, appoint or remove one or more branch transfer agents to keep branch securities registers and provide for the transfer of securities in one or more places.

     10.05 Registration of Transfer. No transfer of shares need be registered in the securities register except upon presentation of the certificate representing such shares endorsed by an appropriate person in accordance with the Act, together with reasonable assurance that the endorsement is genuine and effective, upon compliance with such restrictions on transfer, if any, as are authorized by the articles, upon satisfaction of any debt for which the Corporation has a lien on the shares and upon compliance with all other conditions set out in the Act.

     10.06 Lien for Indebtedness. If the articles so provide, when a shareholder is indebted to the Corporation, the Corporation shall have a lien on shares registered in the name of such shareholder or his legal representative to the extent of the debt, and the right of the Corporation to the lien shall be noted conspicuously on every share certificate. Subject to any other provision of the articles, the Corporation may enforce such lien without notice or liability by disposing of or cancelling without repayment any such shares, refusing to register their transfer or setting off or recovering any dividends, distributions or capital repayments due thereon.

     10.07 Non-recognition of Trusts. Subject to the Act, the Corporation may treat the registered owner of a share as the person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of the share and otherwise to exercise all the rights and powers of an owner of the share. The Corporation may, however, treat as the registered shareholder any executor, administrator, heir, legal representative, guardian, committee, trustee, liquidator or trustee in bankruptcy who furnishes appropriate evidence to the Corporation establishing his authority to exercise the rights relating to a share of the Corporation.

     10.08 Joint Holders. If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in


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respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

     10.09 Deceased Shareholders. In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

     10.10 Replacement of Share Certificates. The board or any officer or agent designated by the board may at its or his discretion direct the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.


                                 Section Eleven

                              DIVIDENDS AND RIGHTS


     11.01 Dividends. Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

     11.02 Dividend Cheques. A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extend of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

     11.03 Non-receipt of Cheques. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of


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expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

     11.04 Record Date for Dividends and Rights. The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the making of any distribution or the date for the issue of any warrant or other evidence of right to subscribe for any security of the Corporation, as a record date for the determination of the persons entitled to receive such dividend or distribution or to exercise the right to subscribe for such security, as the case may be, and notice of any such record date shall be given not less than seven days before such record date. Where no such record date is fixed by the board, the record date for the determination of the persons entitled to receive such dividend or distribution or to exercise the right to subscribe for such security, as the case may be, shall be the close of business on the day on which the board passes the resolution relating to such dividend, distribution or right.

     11.05 Unclaimed Dividends. Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.


                                 Section Twelve

                            MEETINGS OF SHAREHOLDERS


     12.01 Annual Meeting. The annual meetings of shareholders shall be held at such time in each year and, subject to the Act, at such place as the board may determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and for the transaction of such other business as may properly be brought before the meeting. In default of an annual general meeting being held as required, an annual general meeting may be called by any two shareholders and such meeting shall be conducted in the same manner, as nearly as possible, as annual general meetings called by the directors.

     12.02 Special Meetings. The board shall have the power to call special meetings of shareholders at such time and place as the board may determine which meeting may be held in conjunction with an annual meeting of shareholders.

     12.03 Notice of Meetings. Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section Thirteen not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor, and to each shareholder who at the close of business on the record date for notice is entered in the securi-ties register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholders to form a reasoned judgement thereon and shall state the nature of any special business to be transacted at the meeting.

     12.04 Record Date for Notice. The board may fix in advance a date, preceding the date of any meeting of shareholders by not less than 21 nor more than 50 days, as a record date for the determination of the shareholders entitled to notice of the meeting, and notice of any such record date shall be given not less than seven days before such record date, by newspaper advertisement in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

     12.05 List of Shareholders Entitled to Notice. For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to section 12.04, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given or, where no such notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared.

     12.06 Meetings Without Notice. A meeting of shareholders may be held without notice at any time and place permitted by the Act:

     (a) if all the shareholders entitled to vote thereat are present in person or duly represented or if those not present or represented waive notice of or otherwise consent to such meeting being held; and

     (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting, any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or duly represented, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

     12.07 Chairman, Secretary and Scrutineers. The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: president, chairman of the board, or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by ordinary resolution or by the chairman with the consent of the meeting.

     12.08 Persons Entitled to be Present. The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

     12.09 Quorum. Subject to the Act, a quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, or by proxy and holding or representing by proxy, not less than 5% of the shares entitled to vote at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If at the opening of the meeting a quorum is not present, the meeting, if convened by a requisition of members, shall be dissolved. In any other case, the shareholders present may adjourn the meeting to a fixed time and place, but may not transact any other business, and the shareholders personally present or represented by proxy at the adjourned meeting shall constitute a quorum.

     12.10 Right to Vote. Every person named in the list referred to in section
12.05 shall be entitled to vote the shares shown thereon opposite his name at the meeting to which such list relates except to the extent that:

     (a) where the Corporation has fixed a record date in respect of such meeting, such person has transferred any of his shares after such record date, or where the Corporation has not fixed a record date in respect of such meeting, such person has transferred any of his shares after the date on which such list is prepared; and

     (b) the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares, has demanded not later than 10 days before the meeting that his name be included in such list. In any such excepted case the transferee shall be entitled to vote the transferred shares at such meeting.

     12.11 Proxies. Every shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may by instrument in writing appoint a proxyholder or alternate proxyholders, who need not be shareholders, to attend and act at such meeting in the manner and to the extent authorized by the proxy. Such instrument shall be signed by the shareholder or his attorney authorized in writing, or if the shareholder is a body corporate, under the hand of an officer or attorney thereof duly authorized. In addition to the requirements of the Act, a proxy shall be in such form as the directors may from time to time prescribe or in such other form as the chairman of the meeting may accept. The board may specify in the notice calling the meeting a time, not exceeding 48 hours (excluding non-business days), preceding the meeting, before which proxies must be deposited with the Corporation or its agent. A proxy shall be acted upon only if, prior to the time so specified, it shall be have been deposited with the Corporation or an agent thereof specified in such notice or, where no such time is specified in such notice, if it has been so deposited or received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed in the same manner as a proxy and deposited either at the registered office of the Corporation at any time up to and including the last business day preceding the date of the meeting or with the chairman of such meeting on the day of the meeting before any vote is cast under its authority.

     12.12 Authorized Representative. Any shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder's behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chairman of the meeting. Any such representative need not be a shareholder.

     12.13 Joint Shareholders. If two or more persons hold shares jointly, any one of them present in person or duly represented at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented and vote, they shall vote as one the shares jointly held by them.

     12.14 Votes to Govern. At a meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

     12.15 Show of Hands. Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands, and unless a ballot thereon is required or demanded as hereinafter provided, upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried, and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

     12.16 Ballots. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman may require a ballot or any person who is present and entitled to vote on such question at the meeting may demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

     12.17 Resolution need not be seconded. No resolution proposed at a meeting need be seconded and the chairman of any meeting (provided he is entitled to vote) shall be entitled to move or second a resolution without relinquishing the chair.

     12.18 Adjournment. The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that it is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.


                                Section Thirteen

                                     NOTICES


     13.01 Method of Giving Notices. Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pur-suant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor, member of a committee of the board or member of an advisory body shall be sufficiently given if delivered personally to the person to whom it is to be given or to his recorded address or if mailed to him by prepaid ordinary mail or sending it by telegram, telex, telefax, telecommunication device or other similar form of communication to his recorded address. A notice so delivered shall be deemed to have been received when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been received at the time it would have been delivered in the ordinary course of the mail, unless there are reasonable grounds for believing it was not received at all; a notice sent by telegram, telex, telefax, telecommuncation device or other similar form of communication shall be deemed to have been given or made on the day following the day it was sent. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

     13.02 Notice to Joint Shareholders. If two or more persons are registered as joint holders of any share, any notice may be addressed to all such joint holders but notice addressed to one of such persons shall be sufficient notice to all of them.

     13.03 Computation of Time. In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

     13.04 Undelivered Notices. If any notice given to a shareholder pursuant to section 13.01 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

     13.05 Omission and Errors. The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

     13.06 Unregistered Shareholders. Every person who becomes entitled to any share by any means whatsoever shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority of his entitlement prescribed by the Act.

     13.07 Waiver of Notice. Any shareholder, proxyholder, other person entitled to attend a meeting of shareholders, director, officer, auditor, member of a committee of the board or member of an advisory body may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, as the case may be. Any such waiver or abridgement shall be in writing, except a waiver of notice of a meeting of shareholders of the board, a committee of the board or an advisory body, which may be given in any manner.


                                Section Fourteen

                                 EFFECTIVE DATE


     14.01 Effective Date. This by-law shall come into force when made by the board in accordance with the Act.

     MADE by the board the __ day of ____________, 19__.

                                                ------------------------------

     CONFIRMED by the shareholders in accordance with the Act the __ day of ______________, 19__.

                                                ------------------------------